Exhibit 10.2

FORM OF INSTITUTIONAL AND MANAGEMENT SHAREHOLDERS

AGREEMENT

dated as of

[                    ], 2007

among

DICE HOLDINGS, INC.,

THE QUADRANGLE ENTITIES NAMED HEREIN,

THE GENERAL ATLANTIC ENTITIES NAMED HEREIN,

and

THE MANAGEMENT SHAREHOLDERS NAMED HEREIN

TABLE OF CONTENTS

		PAGE
	ARTICLE 1
	DEFINITIONS

Section 1.01.	Definitions	1
Section 1.02.	Other Definitional and Interpretative Provisions	9

	ARTICLE 2
	CORPORATE GOVERNANCE

Section 2.01.	Composition of the Board	9
Section 2.02.	Controlled Company	13
Section 2.03.	Removal	13
Section 2.04.	Vacancies	13
Section 2.05.	Meetings	13
Section 2.06.	Action by the Board	14
Section 2.07.	Conflicting Charter or Bylaw Provisions	14
Section 2.08.	Notice of Meeting	14

	ARTICLE 3
	RESTRICTIONS ON TRANSFER

Section 3.01.	General	14
Section 3.02.	Legends	15
Section 3.03.	Restrictions on Transfers by the Institutional Shareholders	15
Section 3.04.	Restrictions on Transfers by the Management Shareholders	16
Section 3.05.	Notice of Transfers	17

	ARTICLE 4
	BLOCK SALE

Section 4.01.	Block Sales	17

	ARTICLE 5
	REGISTRATION RIGHTS

Section 5.01.	Demand Registration	18
Section 5.02.	Piggyback Registration	21
Section 5.03.	Lock-Up Agreements	23
Section 5.04.	Registration Procedures	23
Section 5.05.	Indemnification by the Company	27
Section 5.06.	Indemnification by Participating Shareholders	28

i

Exhibit A – Form of Joinder to Shareholders Agreement

ii

INSTITUTIONAL AND MANAGEMENT SHAREHOLDERS AGREEMENT

AGREEMENT (this “Agreement”) dated as of [                    ], 2007 among (i) Dice Holdings, Inc., a Delaware corporation (the “Company”), (ii) Quadrangle Capital Partners II LP, a Delaware limited partnership, Quadrangle Select Partners II LP, a Delaware limited partnership, and Quadrangle Capital Partners II-A LP, a Delaware limited partnership (collectively, the “Quadrangle Entities”), (iii) General Atlantic Partners 79, L.P., a Delaware limited partnership, Gapstar, LLC, a Delaware limited liability company, GAP-W, LLC, a Delaware limited liability company, GAP Coinvestments III, LLC, a Delaware limited liability company, GAP Coinvestments IV, LLC, a Delaware limited liability company, and GAPCO GmbH & Co. KG , a German corporation (collectively, the “GA Entities” and, together with the Quadrangle Entities, the “Institutional Shareholders”) and (iv) the Persons listed on the signature pages hereof under “Management Shareholders” (the “Management Shareholders”).

W I T N E S S E T H :

WHEREAS, the Company, the Quadrangle Entities, the GA Entities, the Management Shareholders and the Persons listed on the signature pages thereof under “eFG Shareholders” (the “eFG Shareholders”) were parties to that certain Amended and Restated Shareholders Agreement dated as of October 31, 2006 (the “Existing Shareholders Agreement”).

WHEREAS, in connection with the initial public offering of Common Shares (the “IPO”), the Company, the Quadrangle Entities, the GA Entities and the Management Shareholders desire to enter into this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided that no security holder of the Company shall be deemed an Affiliate of any other security holder solely by reason of any investment in the

Company. For the purpose of this definition, the term “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Ownership” means, with respect to any Shareholder or group of Shareholders, and with respect to any class of Company Securities, the total amount of such class of Company Securities owned by such Shareholder or group of Shareholders as of the date of such calculation, calculated on a Fully Diluted basis.

“Block Sale” means any privately negotiated “block” sale with a market maker (as defined under the Exchange Act) utilizing a resale Shelf Registration which shall recognize gross proceeds of not less than $20,000,000.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Bylaws” means the Bylaws of the Company, as amended from time to time.

“Charter” means the Certificate of Incorporation of the Company, as the same may be amended from time to time. For the avoidance of doubt, the term “Charter” shall include any Certificate of Designations for preferred stock of the Company.

“Code” means the Internal Revenue Code of 1986.

“Common Shares” means shares of Common Stock.

“Common Stock” means the Common Stock, par value $.01 per share, of the Company.

“Company Options” means options to acquire Common Stock.

“Company Securities” means (i) the Common Stock, (ii) securities convertible into or exchangeable for Common Stock and (iii) Company Options, warrants or other rights to acquire Common Stock or any other equity or equity-linked security issued by the Company.

“Director” means a director of the Company.

“Exchange Act” means the Securities Exchange Act of 1934.

“Five Percent Shareholder” means a Shareholder whose Aggregate Ownership of Common Shares divided by the Aggregate Ownership of Common Shares by all Shareholders is 5% or more.

“Fully Diluted” means, with respect to any class of Company Securities, all outstanding shares of such class of Company Securities and all shares issuable in respect of securities convertible into or exchangeable for such shares, all stock appreciation rights, options (whether vested or unvested), warrants and other rights to purchase or subscribe for shares of such class of Company Securities or securities convertible into or exchangeable for shares of such class of Company Securities.

“GAAP” means generally accepted accounting principles in the United States.

“GA Directors” means the Directors designated by the GA Entities pursuant to Section 2.01(a)(ii)(B).

“GA LLC” means General Atlantic LLC, the general partner of General Atlantic Partners 79, L.P., and any successor to such entity.

“Independent Director” means a Director that is an “independent director” as such term is defined from time to time in the NYSE’s listing standards (or the principal national securities exchange on which Common Stock is then traded) and is not an “affiliate” or an “associate” (as such terms are defined in Rule 12b-2 of the Exchange Act) or any member of the “immediate family” (as such term is defined in Rule 16a-1 of the Exchange Act) of a director or executive officer of the Company, the Institutional Shareholders or the Management Shareholders and shall not have (or have had) any employment arrangement or other material commercial arrangement with any such person.

“Initial Ownership” means, with respect to any Shareholder and any class of Company Securities, the Aggregate Ownership of such class by such Shareholder immediately prior to the consummation of the IPO, taking into account any stock split, stock dividend, reverse stock split or similar event.

“Involuntary Transfer” means any transfer, proceeding or action by or in which a Management Shareholder shall be deprived or divested of any right, title or interest in or to any of such Management Shareholder’s Company Securities, including (i) any seizure under levy of attachment or execution, (ii) any transfer in connection with bankruptcy (whether pursuant to the filing of a voluntary or an involuntary petition under the United States Bankruptcy Code of 1978, or any modifications or revisions thereto) or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, (iii) any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property and (iv) any transfer pursuant to a divorce or separation agreement or a final decree of a court in a divorce action.

“IPO Closing Date” means the closing date of the IPO.

“IPO Registration Statement” means the registration statement for the IPO.

“Joint Venture” means any joint venture, partnership or other similar arrangement of which the Company or any Subsidiary of the Company is a member.

“NASD” means the National Association of Securities Dealers, Inc.

“NYSE” means the New York Stock Exchange.

“Permitted Transferee” means,

(i) in the case of any Management Shareholder, (A) a Person to whom Company Securities are Transferred from such Management Shareholder (1) by will or the laws of descent and distribution or (2) by gift without consideration of any kind, provided that, in the case of clause (2), such transferee is the spouse or the lineal descendant, sibling or parent of such Management Shareholder, or (B) a trust that is for the exclusive benefit of such Management Shareholder or its Permitted Transferees under (A) above; provided further, that a Person to whom Company Securities are Transferred pursuant to an Involuntary Transfer shall not be a Permitted Transferee;

(ii) in the case of any GA Entity, any other investment fund controlled by the managing members of General Atlantic LLC; and

(iii) in the case of any Quadrangle Entity, any other investment fund controlled by the managing members of QCP GP Investors II LLC.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Pro Rata Share” means, with respect to any Shareholder at any time, the Aggregate Ownership of a specified class of Company Securities by such Shareholder divided by the total number of outstanding securities of such class.

“Proportional Share” means, with respect to a Block Sale Notice Recipient, the amount represented as a percentage, equal to the Aggregate Ownership of a specified class of Company Securities by such Shareholder divided by the sum of (i) such Aggregate Ownership and (ii) the Aggregate Ownership of a specified class of Company Securities by the Block Sale Transferor.

“Public Offering” means an underwritten public offering of Registrable Securities of the Company pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Quadrangle Directors” means the Directors designated by the Quadrangle Entities pursuant to Section 2.01(a)(ii)(A).

“Registrable Securities” means, at any time, any Common Shares (including any Common Shares issued or issuable upon the exercise of any options to acquire Common Shares) until (i) a registration statement covering such Common Shares has been declared effective by the SEC and such Common Shares have been disposed of pursuant to such effective registration statement, (ii) such Common Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) such Common Shares are otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for such Common Shares not bearing the legend required pursuant to this Agreement and such Common Shares may be resold without subsequent registration under the Securities Act.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 5.04(h)), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and expenses of the Shareholders (including the eFG Shareholders pursuant to Section 3.01 of the Second Amended and Restated Shareholders Agreement), including one counsel for all of the shareholders participating in the offering selected (A) by the Institutional Shareholders, in the case of any offering in which such shareholders participate, or (B) in any other case, by the shareholders holding the majority of the Registrable Securities to be sold for the account of all shareholders in the offering, (ix) fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all out-of pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 5.04(m).

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Second Amended and Restated Shareholders Agreement” means that certain Second Amended and Restated Shareholders Agreement dated as of [                    ] between the Company and the eFG Shareholders.

“Securities Act” means the Securities Act of 1933.

“Shareholder” means each Person (other than the Company) who shall be a party to or bound by this Agreement, whether in connection with the execution and delivery hereof as of the date hereof, pursuant to Sections 3.03(a)(iv), 3.04(a)(ii) or 8.03 or otherwise, so long as such Person shall own any Company Securities.

“Shelf Registration” means a “shelf” registration statement with respect to the Registrable Securities on a Form S-3 or other appropriate form as may be prescribed by the Commission, pursuant to Rule 415 (or any similar provision that may be adopted by the SEC) under the Securities Act.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Transfer” means, with respect to any Company Security, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such security or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation or other transfer of such security or any participation or interest therein or any agreement or commitment to do any of the foregoing.

(b) The term “Quadrangle Entities”, to the extent such parties shall have transferred any of their Company Securities to “Permitted Transferees”, shall mean the Quadrangle Entities and the Permitted Transferees of the Quadrangle Entities, taken together, and any right or action that may be exercised or taken at the election of the Quadrangle Entities may be taken at the election of the Quadrangle Entities and such Permitted Transferees.

(c) The term “GA Entities”, to the extent such parties shall have transferred any of their Company Securities to “Permitted Transferees”, shall mean the GA Entities and the Permitted Transferees of the GA Entities, taken together, and any right or action that may be exercised or taken at the election of the GA Entities may be taken at the election of the GA Entities and such Permitted Transferees.

(d) The term “Management Shareholder”, to the extent any such party shall have transferred any of its Company Securities to “Permitted Transferees”, shall mean such Management Shareholder and the Permitted Transferees of such Management Shareholder, taken together, and any right or action that may be exercised or taken at the election of such Management Shareholder may be taken at the election of such Management Shareholder and such Permitted Transferees.

(e) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Applicable Governance Rules	2.01(a)
Block Sale Notice	4.01(a)
Block Sale Notice Recipient	4.01(a)
Block Sale Transferor	4.01(a)
Class I Director	2.01(a)(i)
Class II Director	2.01(a)(i)
Class III Director	2.01(a)(i)
Company	Preamble
Competing Activity	6.03
Confidential Information	6.01(b)
Controlled Company Exemption	2.02
Damages	5.05
Demand Registration	5.01(a)
eFG Shareholders	Preamble
Existing Shareholders Agreement	Recitals
GA Entities	Preamble
Indemnified Party	5.07
Indemnifying Party	5.07
Inspectors	5.04(g)
Initial Post-IPO Period	2.01(b)(i)
Institutional Shareholders	Preamble
IPO	Recitals
Lock-Up Period	5.03
Maximum Offering Size	5.01(e)
Management Shareholders	Preamble
NYSE Rules	2.02
Piggyback Registration	5.02(a)
Quadrangle Entities	Preamble
Records	5.04(g)
Registering Shareholders	5.01(a)(ii)
Registration Request	5.01(a)
Replacement Nominee	2.04(a)
Representatives	6.01(b)
Requesting Shareholder	5.01(a)
Second Post-IPO Period	2.01(b)(i)
Shareholder	8.03

Section 1.02. Other Definitional and Interpretative Provisions. Unless specified otherwise, in this Agreement the obligations of any party consisting of more than one person are joint and several. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to a statute are to that statute, as amended from time to time, and to the rules and regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2

CORPORATE GOVERNANCE

Section 2.01. Composition of the Board.

(a) The Board shall consist of such number of Directors as is determined by the Board from time to time; provided that the Board shall consist of not less than eight Directors, subject to the provisions of this Agreement and as follows:

(i) The Board shall be divided into three classes, Class I, Class II and Class III (each Director, either a “Class I Director,” “Class II Director,” or “Class III Director”). Class I Directors shall be elected initially for a one-year term (which initial term shall expire at the annual meeting of shareholders held in 2008), Class II Directors initially for a two-year term (which initial term shall expire at the annual meeting of shareholders in 2009) and Class III Directors for a three-year term (which initial term shall expire at the annual meeting of shareholders in 2010). At each succeeding annual meeting of shareholders beginning in 2008, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term.

(ii) The Directors shall be designated as follows:

(A) the Quadrangle Entities may designate up to three Directors (to the extent applicable, one of whom shall be designated by each of Quadrangle Capital Partners II LP, Quadrangle Select Partners II LP and Quadrangle Capital Partners II-A LP);

(B) the GA Entities may designate up to three Directors; and

(C) the Board (upon the recommendation of the nominating and corporate governance committee of the Board) may nominate the remaining members of the Board; provided, that the Chief Executive Officer of the Company shall be designated as a member of the Board;

provided, that the Board shall, if necessary due to requirements under applicable federal or state securities laws or the rules of the NYSE (or any securities exchange on which any equity securities of the Company may then be listed or admitted for trading) (the “Applicable Governance Rules”), be expanded to include additional Independent Directors to the extent required to comply with such Applicable Governance Rules, with such Independent Directors to be selected by the Board (and recommended by the nominating and governance committee of the Board).

Initially, the Quadrangle Entities will designate two Directors (Peter R. Ezersky and Jeffrey S. Nordhaus), the GA Entities will designate two directors (David C. Hodgson and Anton J. Levy) and the Board will designate the remaining Directors (John Barter, David Gordon, William W. Wyman and the Chief Executive Officer of the Company), which designations will be deemed recommended by the nominating and governance committee.

(b) The Company shall establish and maintain an audit committee, a compensation committee and a nominating and corporate governance committee of the Board, as well as such other Board committees as the Board deems appropriate from time to time, and having such duties and responsibilities as are customary for such committees, subject to the provisions of this Agreement and as follows:

(i) the audit committee shall be composed as follows: (A) during the 90-day period that will commence on the date of effectiveness of the IPO Registration Statement (the “Initial Post-IPO Period”), the audit committee shall consist of the following four Directors: two Independent Directors designated by the Board (upon recommendation of the nominating and corporate governance committee) (at least one of whom shall satisfy the audit committee “financial expert” requirements as such term is defined by Applicable Governance Rules), a Quadrangle Director and a GA Director; (B) upon the completion of the Initial Post-IPO Period and until one year from the date of effectiveness of the IPO Registration Statement (the “Second Post-IPO Period”), the audit committee shall consist of the following three Directors: two Independent Directors designated by the Board (upon recommendation of the nominating and corporate governance committee) (at least one of whom shall satisfy the audit committee “financial expert” requirements as such term is defined by Applicable Governance Rules) and a GA Director or a Quadrangle Director as determined by mutual agreement of the GA Entities and the Quadrangle Entities; and (C) upon the completion of the Second Post-IPO Period, the audit committee shall consist of at least three Independent Directors designated by the Board (upon recommendation of the nominating and corporate governance committee) (at least one of whom shall satisfy the audit committee “financial expert” requirements as such term is defined by Applicable Governance Rules);

(ii) the compensation committee shall consist of three members: an Independent Director designated by the Board (upon recommendation of the nominating and corporate governance committee), a Quadrangle Director and a GA Director;

(iii) the nominating and corporate governance committee shall consist of three members: a Director designated by the Board, a Quadrangle Director and a GA Director; and

(iv) the Quadrangle Entities and the GA Entities shall have the right to designate a number of Directors comprising such other Board committees that is proportionate to the number of Directors that such Shareholders are entitled to designate pursuant to Section 2.01(a);

provided, that (upon the recommendation of the nominating and corporate governance committee of the Board) the Board shall, only to the extent necessary to comply with Applicable Governance Rules, modify the composition of any such committee to the extent required to comply with such Applicable Governance Rules and, with respect to the compensation committee, Section 162(m) of the Code or Rule 16b-3(b)(3) of the Exchange Act; and provided, further, that no Institutional Shareholder shall have the right to designate any member of a special committee formed in connection with any transaction, or proposed transaction, between the Company or any Subsidiary of the Company, on the one hand, and such Shareholder or an Affiliate of such Shareholder, on the other hand.

(c) To the extent that the Quadrangle Entities or the GA Entities have a right to designate a Director after the date hereof in accordance with this Agreement, such Director will be placed in a class (either Class I, Class II or Class III) as mutually agreed upon by the Quadrangle Entities and the GA Entities, or if the Quadrangle Entities and the GA Entities cannot agree on the Class of such Director, as determined by the Board; provided, to the extent permitted under Applicable Governance Rules, that in either case such Director will be placed in the Class with the longest remaining term.

(d) Notwithstanding anything to the contrary in this Agreement, but subject to the last proviso in Section 2.01(a), at such time as the Pro Rata Share of the Quadrangle Entities is less than 17.5% but greater than or equal to 10%, the Quadrangle Entities shall be entitled to designate not more than two Quadrangle Directors. At such time as the Pro Rata Share of the Quadrangle Entities is less than 10% but greater than or equal to 5%, the Quadrangle Entities shall be entitled to designate not more than one Quadrangle Director. At such time as the Pro Rata Share of the Quadrangle Entities is less than 5%, the Quadrangle Entities shall not be entitled to designate any Quadrangle Directors. At such time as the Pro Rata Share of the GA Entities is less than 17.5% but greater than or equal to 10%, the GA Entities shall be entitled to designate not more than two GA Directors. At such time as the Pro Rata Share of the GA Entities is less than 10% but greater than or equal to 5%, the GA Entities shall be entitled to designate not more than one GA Director. At such time as the Pro Rata Share of the GA Entities is less than 5%, the GA Entities shall not be entitled to designate any GA Directors. To the extent that the Quadrangle Entities or the GA Entities are no longer entitled to designate any Director or committee member such Director or committee member shall be selected by the Board (upon recommendation of the nominating and corporate governance committee).

(e) Each Institutional Shareholder entitled to vote for the election of Directors to the Board agrees that it will vote its Common Shares or execute written consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of shareholders) in order to ensure that the composition of the Board is as set forth in this Section 2.01. The Company agrees to cause each individual designated pursuant to Section 2.01 to be nominated to serve as a Director on the Board, and to take all other necessary actions (including calling a special meeting of the Board and/or shareholders) to ensure that the composition of the Board is as set forth in this Section 2.01.

Section 2.02. Controlled Company. To the extent available, the Company shall take advantage of the exemptions provided by Section 303A.00 of the New York Stock Exchange Listed Company Manual (the “NYSE Rules”), or any successor rules, relating to controlled companies (the “Controlled Company Exemption”).

Section 2.03. Removal. Each Institutional Shareholder agrees that if, at any time, it is then entitled to vote for the removal of Directors of the Company, it will not vote any of its Common Shares in favor of the removal of any Director who shall have been designated or nominated in accordance with Section 2.01, unless the Person or Persons entitled to designate or nominate such Director shall have consented to such removal in writing, provided that if the Person or Persons entitled to designate or nominate any Director pursuant to Section 2.01 shall request in writing the removal, with or without cause, of such Director, each Institutional Shareholder shall vote its Common Shares in favor of such removal.

Section 2.04. Vacancies. If, as a result of death, permanent disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy on the Board:

(a) the Person or Persons entitled under Section 2.01 to designate or nominate such Director whose death, permanent disability, retirement, resignation or removal resulted in such vacancy may, subject to the provisions of Section 2.01, designate another individual (the “Replacement Nominee”) to fill such vacancy and serve as a Director of the Company; and

(b) subject to Section 2.01, each Institutional Shareholder then entitled to vote for the election of the Replacement Nominee as a Director of the Company agrees that it will vote its Common Shares, or execute a proxy or written consent, as the case may be, in order to ensure that the Replacement Nominee be elected to the Board.

Section 2.05. Meetings. The Board shall hold a regularly scheduled meeting at least once every calendar quarter.

Section 2.06. Action by the Board.

(a) A quorum of the Board shall consist of a majority of the Directors.

(b) All actions of the Board shall require (i) the affirmative vote of at least a majority of the Directors on the Board at a duly convened meeting of the Board at which a quorum is present (in person or telephonically), provided that to the extent one or more Directors recuses himself or herself from an act, the act of a majority of the remaining Directors then in office shall be the act of the Board or (ii) the unanimous written consent of the Board; provided, that, in the event that there is a vacancy on the Board and an individual has been nominated to fill such vacancy, the first order of business shall be to fill such vacancy.

Section 2.07. Conflicting Charter or Bylaw Provisions. Each Institutional Shareholder shall vote its Common Shares or execute proxies or written consents, as the case may be, and shall take all other actions necessary, to ensure that the Company’s Charter and Bylaws (i) facilitate, and do not at any time conflict with, any provision of this Agreement and (ii) permit each Shareholder to receive the benefits to which each such Shareholder is entitled under this Agreement.

Section 2.08. Notice of Meeting. Each Director shall receive notice and the agenda of each regularly scheduled meeting of the Board or any committee thereof prior to such meeting, unless waived by such Director.

ARTICLE 3

RESTRICTIONS ON TRANSFER

Section 3.01. General. (a) Each Shareholder understands and agrees that the Company Securities have not been registered under the Securities Act and are restricted securities thereunder. Each Shareholder agrees that it will not Transfer any Company Securities (or solicit any offers in respect of any Transfer of any Company Securities), except in compliance with, or pursuant to an applicable exemption from, the Securities Act, any applicable foreign or state securities or “blue sky” laws, and the terms and conditions of this Agreement.

(b) Any attempt to Transfer any Company Securities not in compliance with this Agreement shall be null and void and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records to such attempted Transfer.

Section 3.02. Legends. (a) In addition to any other legend that may be required, each certificate for Company Securities that is issued to any Shareholder shall bear a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY FOREIGN OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN INSTITUTIONAL AND MANAGEMENT SHAREHOLDERS AGREEMENT DATED AS OF [                    ], 2007, AS AMENDED, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM DICE HOLDINGS, INC. OR ANY SUCCESSOR THERETO.”

(b) If any Company Securities shall be either (i) disposed of pursuant to a registration statement that has been declared effective by the SEC or (ii) sold under circumstances in which all of the applicable conditions of Rule 144 are met, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such shares without the first sentence of the legend required by Section 3.02 endorsed thereon. If any Company Securities cease to be subject to any and all restrictions on Transfer set forth in this Agreement, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Company Securities without the second sentence of the legend required by Section 3.02 endorsed thereon.

Section 3.03. Restrictions on Transfers by the Institutional Shareholders.

(a) Each Institutional Shareholder may transfer its Company Securities only as follows:

(i) in a Transfer to which the GA Entities (in the case of a Transfer by any of the Quadrangle Entities) consent or the Quadrangle Entities (in the case of a Transfer by any of the GA Entities) consent;

(ii) in the case of any Quadrangle Entity, in a transfer to any other Quadrangle Entity;

(iii) in the case of any GA Entity, in a transfer to any other GA Entity;

(iv) subject to Section 3.03(b), in a Transfer to its Permitted Transferees without the consent of the Board or any other Shareholder and without compliance with any other provision of this Section 3.03(a) so long as (a) such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement in the form of Exhibit A attached hereto and (b) the Transfer to such Permitted Transferee is in compliance with the Securities Act and any other applicable securities or “blue sky” laws;

(v) in a Block Sale made in compliance with Section 4.01; or

(vi) in a Public Offering in connection with the exercise of its rights under Article 5 (including any Transfer in the IPO).

(b) If any Permitted Transferee of any Institutional Shareholder to which Company Securities have been transferred ceases to be a Permitted Transferee of such Institutional Shareholder, such Permitted Transferee shall, and such Institutional Shareholder shall cause such Permitted Transferee to, transfer back to such Institutional Shareholder (or to another Permitted Transferee of such Institutional Shareholder) any Company Securities it owns on or prior to the date that such Permitted Transferee ceases to be a Permitted Transferee of such Institutional Shareholder.

Section 3.04. Restrictions on Transfers by the Management Shareholders. (a) Subject to Section 3.04(b), each Management Shareholder may transfer its Company Securities only as follows:

(i) in a Transfer to which the Board consents;

(ii) in a Transfer to its Permitted Transferees without the consent of the Board or any other Shareholder and without compliance with any other provision of this Section 3.04(a) so long as (a) such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement in the form of Exhibit A attached hereto and (b) the Transfer to such Permitted Transferee is in compliance with the Securities Act and any other applicable securities or “blue sky” laws.

(iii) in a Public Offering in connection with the exercise of its rights under Article 5; or

(iv) in a Transfer in compliance with Rule 144.

(b) No Management Shareholder may Transfer any Company Securities prior to the second anniversary of the IPO Closing Date to the extent that such Transfer would result in such Management Shareholder’s Aggregate Ownership of Common Shares as a percentage of its Initial Ownership of Common Shares to be less than any Institutional Shareholder’s Aggregate Ownership of Common

Shares as a percentage of its Initial Ownership of Common Shares, in each case as of immediately following such Transfer; provided, however, that nothing set forth in this Section 3.04(b) shall restrict or limit a Management Shareholder’s ability to Transfer (i) to a Permitted Transferee pursuant Section 3.04(a)(ii) or (ii) up to 10% of its Initial Ownership of Common Shares in the IPO. Notwithstanding anything to the contrary in the preceding sentence, a Management Shareholder may make any Transfer permitted by Section 3.04(a) so long as after giving effect to such Transfer, such Management Shareholder has Transferred Common Shares (in such Transfer and all other Transfers) representing not more than: (i) prior to the first anniversary of the IPO, 15% of its Initial Ownership of Common Shares (which, for the avoidance of doubt, includes any Common Shares Transferred in the IPO) and (ii) prior to the second anniversary of the IPO, 27.75% of its Initial Ownership of Common Shares.

Section 3.05. Notice of Transfers. Each Shareholder shall give the Company prompt written notice of any transactions in Company Securities in reliance on Sections 3.03 or 3.04. In addition, in connection with any Transfer of Company Securities proposed to be made by any Management Shareholder pursuant to Section 3.04, such Management Shareholder shall send to the Company not less than three, nor more than 10, Business Days’ prior written notice of his or her intention to make any such Transfer, and specify the number of such securities proposed to be sold or encumbered.

ARTICLE 4

BLOCK SALE

Section 4.01. Block Sales. (a) Subject to Section 4.01(d), if at any time the GA Entities or the Quadrangle Entities propose to Transfer any Company Securities in a Block Sale (such party being referred to as the “Block Sale Transferor”), the Block Sale Transferor shall first give not less than ten (10) Business Days prior written notice (the “Block Sale Notice”) to the Company and the other Institutional Shareholder (such Institutional Shareholder, a “Block Sale Notice Recipient”) of its intention to Transfer Company Securities pursuant to a Block Sale.

(b) Upon receipt of the Block Sale Notice, the Block Sale Notice Recipient shall have the right to:

(i) participate in all discussions with the market maker relating to such Block Sale;

(ii) make its decision to participate in any Block Sale in the same time period as available to the Block Sale Transferor; and

(iii) Transfer pursuant to the Block Sale, as a condition to such Transfer by the Block Sale Transferor, at the same price per Company Security and on the same terms and conditions as the Block Sale Transferor, up to its Proportional Share of the total number of each class of Company Securities to be Transferred to the market maker, and the Block Sale Transferor shall be permitted to Transfer the remainder.

(c) If the Block Sale Notice Recipient elects not to participate in a Block Sale, in whole or in part, the Block Sale Transferor shall be free to Transfer that portion of Company Securities as to which such election was made (on the same terms and price as offered to the Block Sale Notice Recipients) in such Block Sale; provided that any such election shall not affect the rights of the Block Sale Notice Recipient under Section 4.01 with respect to each Block Sale thereafter.

(d) Notwithstanding anything to the contrary herein, no more than two Block Sales may be made by a Block Sale Transferor in any one year period following the date hereof.

ARTICLE 5

REGISTRATION RIGHTS

Section 5.01. Demand Registration. (a) Subject to the proviso to this Section 5.01(a), if at any time the Company shall receive a request (a “Registration Request”) from either Institutional Shareholder (the “Requesting Shareholder”) that the Company effect the registration under the Securities Act of all or any portion of such Requesting Shareholder’s Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested registration (each such request a “Demand Registration”) at least 10 Business Days prior to the anticipated filing date of the registration statement relating to such Demand Registration to the other Shareholders (unless a Demand Registration is to be used solely in connection with a Block Sale) and thereupon shall use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

(i) all Registrable Securities for which the Requesting Shareholder has requested registration under this Section 5.01, and

(ii) subject to the restrictions set forth in Sections 5.01(e) and Section 5.02(b), all other Registrable Securities of the same class as those requested to be registered by the Requesting Shareholder that any Shareholders with rights to request registration under Section 5.02 (all such Shareholders, together with the Requesting Shareholder, the “Registering Shareholders”) have requested the Company to register by request received by the Company within 10 Business Days after such Shareholders receive the Company’s notice of the Demand Registration, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided, however, that (i) no Institutional Shareholder may exercise a demand right (except to effect a Shelf Registration for purposes of a Block Sale) pursuant this Section 5.01(a) without the prior written consent of the other Institutional Shareholders, (ii) no demand may be made to effect a Shelf Registration unless the Company is then eligible to file a registration statement on Form S-3 and (iii) the Shareholders shall be subject to the terms of any lock-up agreements entered into by such Shareholders in connection with the applicable offering.

(b) Subject to Section 5.01(a), if any Requesting Shareholder makes a Demand Registration to effect a Shelf Registration, then the Company shall promptly give notice of such Demand Registration at least 10 Business Days prior to the anticipated filing date of the registration statement relating to such Shelf Registration to the other Shareholders (unless a Demand Registration is to be used solely in connection with a Block Sale) and thereupon shall use its best efforts to effect, as expeditiously as possible but in any event within 60 days after such Demand Registration date, the Shelf Registration of:

(i) all Registrable Securities for which the Requesting Shareholders have requested registration under this Section 5.01(b), and

(ii) all other Registrable Securities of the same class as those requested by the Requesting Stockholders that any other Registering Shareholders have requested the Company to register pursuant to Section 5.02 by request received by the Company within 10 Business Days after such other Registering Shareholders receive the Company’s notice of the Demand Registration to effect such Shelf Registration, and to cause such Shelf Registration to become effective and to keep such Shelf Registration in effect for at least one year (or such shorter period in which all Registrable Securities of the Registering Shareholders included in such registration have actually been sold thereunder). The Company shall be liable for and pay all Registration Expenses in connection with effecting a Shelf Registration.

(c) Promptly after the expiration of the 10 Business Day-period referred to in Sections 5.01(a)(ii) and 5.01(b)(ii), the Company will notify all Registering Shareholders of the identities of the other Registering Shareholders and the number of shares of Registrable Securities requested to be included therein. At any time prior to the effective date of the registration statement relating to such registration, the Requesting Shareholders may revoke such request, without liability to any of the other Registering Shareholders, by providing a notice to the Company revoking such request.

(d) The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration.

(e) If a Demand Registration involves an underwritten Public Offering and the managing underwriter advises the Company and the Requesting Shareholders that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i) first, all Registrable Securities requested to be registered by the Institutional Shareholders (whether or not such Institutional Shareholder was the Requesting Shareholder), by the Management Shareholders (but only to the extent the Registrable Securities of such Management Shareholders were not acquired pursuant to the exercise of Company Options) and by the eFG Shareholders pursuant to Section 3.01(a) of the Second Amended and Restated Shareholders Agreement and, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Shareholders on the basis of the relative number of Registrable Securities so requested to be included in such registration by each such Shareholder,

(ii) second, all Registrable Securities requested to be included in such registration by any other Registering Shareholder, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such other shareholders on the basis of the relative number of Registrable Securities so requested to be included in such registration by each such shareholder), and

(iii) third, any securities proposed to be registered for the account of any other Persons (including the Company), with such priorities among them as the Company shall determine.

(f) Upon notice to each Requesting Shareholder, the Company may postpone effecting a registration pursuant to this Section 5.01 on one occasion during any period of twelve consecutive months for a reasonable time specified in the notice but not exceeding 30 days (which period may not be extended or renewed), if (i) an investment banking firm of recognized national standing shall advise the Company and the Requesting Shareholders in writing that effecting the registration would materially and adversely affect an offering of securities of the Company the preparation of which had then been commenced or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

Section 5.02. Piggyback Registration. (a) If the Company proposes to register any Company Securities under the Securities Act as part of an underwritten Public Offering or a Shelf Registration (other than (i) a registration relating to a Block Sale or (ii) a registration on Form S-8 or S-4, or any successor forms, relating to Common Shares or any other class of Company Securities issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account, the Company shall each such time give prompt notice at least 10 Business Days prior to the anticipated filing date of the registration statement relating to such registration to each Shareholder, which notice shall set forth such Shareholder’s rights under this Section 5.02 (except for the IPO, with respect to which such notice shall have previously been given and such provisions shall be deemed to have been satisfied) and shall offer such Shareholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Shareholder may request (a “Piggyback Registration”), subject to the provisions of Section 5.02(b). Upon the request of any such Shareholder made within 10 Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Shareholder) (except for the IPO, with respect to which such request shall have previously been given and such period shall be deemed satisfied), the Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Shareholders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that (i) if such registration involves an underwritten Public Offering, all such Shareholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected as provided in Section 5.04(f) on the same terms and conditions as apply to the Company or the Requesting Shareholders, as applicable, and (ii) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 5.02 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 5.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 5.01. The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

(b) If a Piggyback Registration involves an underwritten Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 5.01(e) shall apply) and the managing underwriter advises the Company that, in its view, the number of Shares that the Company and such Shareholders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i) first, so much of the Company Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size,

(ii) second, all Registrable Securities requested to be included in such registration by any Shareholders pursuant to Section 5.02 and any other Persons pursuant to Section 3.01(a) of the Second Amended and Restated Shareholders Agreement (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Shareholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each), provided, that, the managing underwriter may select shares of Registrable Securities for inclusion, or exclude shares completely, in such Piggyback Registration on a basis other than a pro rata basis if, in the reasonable opinion of such underwriter, selection on such other basis, or inclusion of such shares, would be material to the success of the offering, and

(iii) third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

Section 5.03. Lock-Up Agreements. If any registration of Registrable Securities shall be effected in connection with a Public Offering, neither the Company nor any Shareholder shall effect any public sale or distribution, including any sale pursuant to Rule 144, of any Company Securities or other security of the Company (except as part of such Public Offering) during the period beginning 14 days prior to the effective date of the applicable registration statement until the earlier of (i) such time as the Company and the lead managing underwriter shall agree, which period of time shall be the lock-up period applicable to the Company and to all shareholders of the Company participating in the Public Offering, and (ii) 180 days (or 90 days for any Public Offering after the IPO) (such earlier period, the “Lock-Up Period” for the applicable registration statement); provided, that the Shareholders and the Company shall be subject to the terms of any lock-up or similar agreements entered into by such Shareholders or the Company, as applicable, in connection with any Public Offering.

Section 5.04. Registration Procedures. Whenever Shareholders request that any Registrable Securities be registered pursuant to Section 5.01 or 5.02, subject to the provisions of such Sections, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

(a) The Company shall as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days, or in the case of a shelf registration statement, one year (or such shorter period in which all of the Registrable Securities of the Registering Shareholders included in such registration statement shall have actually been sold thereunder).

(b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each participating Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder. Each Shareholder shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Shareholder and the Company shall use its reasonable best efforts to comply with such request, provided that the Company shall not have any obligation so to modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Registering Shareholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Registering Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d) The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Shareholder holding such Registrable Securities reasonably (in light of such Shareholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Securities owned by such Shareholder, provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.04(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e) The Company shall immediately notify each Registering Shareholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.

(f) (i) An Institutional Shareholder shall have the right to select an underwriter or underwriters, reasonably acceptable to the other Institutional Shareholder, in connection with any Public Offering resulting from the exercise by such Institutional Shareholder of a Demand Registration, which underwriter or underwriters may include an Affiliate of such Institutional Shareholder and (ii) the Company shall select an underwriter or underwriters in connection with any other Public Offering. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the NASD.

(g) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Registering Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 5.04 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, Directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Registering Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Securities unless and until such information is made generally available to the public. Each Registering Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h) The Company shall furnish to each Registering Shareholder and to each such underwriter, if any, a signed counterpart, addressed to such Shareholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Shareholders or the managing underwriter therefor reasonably requests.

(i) The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document covering a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(j) The Company may require each Registering Shareholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

(k) Each Registering Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.04(e), such Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.04(e), and, if so directed by the Company, such Shareholder shall deliver to the Company all copies, other than any permanent file copies then in such Shareholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 5.04(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5.04(e) to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 5.04(e).

(l) The Company shall use its reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

(m) The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their reasonable best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

(n) The Company will provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by a registration statement from and after a date not later than the effective date of such registration statement.

Section 5.05. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Registering Shareholder holding Registrable Securities covered by a registration statement, each Shareholder seller under the IPO Registration Statement, its officers, Directors, employees, partners and agents, and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or any “issuer free writing prospectus” (as defined in Rule 433 of the Securities Act) relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Shareholder or on such Shareholder’s behalf expressly for use therein. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and

Directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 5.05.

Section 5.06. Indemnification by Participating Shareholders. Each Registering Shareholder holding Registrable Securities included in any registration statement and each Shareholder seller under the IPO Registration Statement, severally but not jointly, agrees to indemnify and hold harmless the Company, its officers, Directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Shareholder, but only with respect to information furnished in writing by such Shareholder or on such Shareholder’s behalf expressly for use in any registration statement or prospectus or any “issuer free writing prospectus” (as defined in Rule 433 of the Securities Act) relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each such Shareholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and Directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 5.06. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 5, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Registering Shareholder shall be liable under this Section 5.06 for any Damages in excess of the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate.

Section 5.07. Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 5, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 5.08. Contribution. If the indemnification provided for in this Article 5 is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Registering Shareholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Shareholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such

Shareholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Shareholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Shareholders or by such underwriters. The relative fault of the Company on the one hand and of each such Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Registering Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 5.08 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.08, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Registering Shareholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Shareholder were offered to the public (less underwriters’ discounts and commissions) exceeds the amount of any Damages that such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Registering Shareholder’s obligation to contribute pursuant to this Section 5.08 is several in the proportion that the proceeds of the offering received by such Shareholder bears to the total proceeds of the offering received by all such Registering Shareholders and not joint.

Section 5.09. Participation in Public Offering. No Person may participate in any Public Offering hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 5.10. Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Registering Shareholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

Section 5.11. Cooperation by the Company. If any Shareholder shall transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Shareholder and shall provide to such Shareholder such information as such Shareholder shall reasonably request.

Section 5.12. No Transfer of Registration Rights. None of the rights of Shareholders under this Article 5 shall be assignable by any Shareholder to any Person acquiring Securities in any Public Offering or pursuant to Rule 144.

ARTICLE 6

CERTAIN COVENANTS AND AGREEMENTS

Section 6.01. Confidentiality. (a) Each Shareholder agrees that Confidential Information (as defined below) furnished and to be furnished to it was and will be made available in connection with such Shareholder’s investment in the Company. Each Shareholder agrees that it will use, and that it will cause any Person to whom Confidential Information is disclosed pursuant to clause (i) below to use, the Confidential Information only in connection with its investment in the Company and not for any other purpose (including to disadvantage competitively the Company). Each Shareholder further acknowledges and agrees that it will not disclose any Confidential Information to any Person, provided that Confidential Information may be disclosed (i) to such Shareholder’s Representatives (as defined below) in the normal course of the performance of their duties or to any financial institution providing credit to such Shareholder, (ii) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Shareholder is subject, provided that such Shareholder gives the Company prompt notice of such request(s), to the extent practicable, so that the Company may seek an appropriate protective order or similar relief (and the Shareholder shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such law, rule or regulation)), (iii) to any Person to whom such Shareholder is contemplating a Transfer of its Company Securities (provided that such Transfer would not be in violation of the provisions of this Agreement and as long as such potential transferee is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement in form and substance reasonably satisfactory to the Company and consistent with the provisions hereof), (iv) to any regulatory authority or rating agency to which the Shareholder or any of its Affiliates is subject or with which it has regular dealings, as long as such authority or agency is advised of the confidential nature of such information or (v) if the prior written consent of the Board shall have been obtained. Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Shareholder.

(b) “Confidential Information” means any information (including information with respect to any proposed public offering by the Company of its securities) concerning the Company and Persons that are or become its Subsidiaries or the financial condition, business, operations or prospects of the Company and Persons that are or become its Subsidiaries in the possession of or furnished to any Shareholder (including by virtue of its present or former right to designate a Director of the Company), provided that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by a Shareholder or its partners, directors, officers, employees, agents, counsel, investment advisers or representatives (all such persons being collectively referred to as “Representatives”) in violation of this Agreement, (ii) is or was available to such Shareholder on a non-confidential basis prior to its disclosure to such Shareholder or its Representatives by the Company or (iii) was or becomes available to such Shareholder on a non-confidential basis from a source other than the Company, provided that such source is or was (at the time of receipt of the relevant information) not, to the best of such Shareholder’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person.

Section 6.02. Information. So long as any Company Securities remain outstanding, the Company shall deliver to each Five Percent Shareholder:

(i) as soon as practicable and, in any event within 30 days after the end of each month, the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of operations and cash flow for such month, and for the portion of the fiscal year then ended, in each case prepared in accordance with GAAP, setting forth in comparative form the figures for the corresponding month and portion of the previous fiscal year, and the figures for the corresponding month and portion of the then current fiscal year as in the Company’s annual operating budget;

(ii) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its securityholders or by any of its Subsidiaries to its securityholders other than the Company or another Subsidiary of the Company and all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company or any Subsidiary of the Company with any securities exchange or with the SEC; provided that the Company shall be deemed to have satisfied the requirements of this Section 6.02(ii) upon filing such financial statements, reports, notices and proxy statements, regular and periodic reports, registration statements and prospectuses on the SEC’s EDGAR system; and

(iii) as promptly as reasonably practicable, such additional information regarding the financial position or business of the Company and its Subsidiaries as such Five Percent Shareholder may reasonably request.

Section 6.03. Business Opportunity. To the fullest extent permitted by applicable law and the Company’s Charter, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Company and any Institutional Shareholder. No Institutional Shareholder nor any of its Affiliates shall have any obligation to refrain from (i) engaging in the same or similar activities or lines of business as the Company or developing or marketing any products or services that compete, directly or indirectly, with those of the Company, (ii) investing or owning any interest publicly or privately in, or developing a business relationship with, any Person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Company or (iii) doing business with any client or customer of the Company (each of the activities referred to in clauses (i)-(iii), a “Competing Activity”);

provided that, with respect to each Competing Activity in which an Institutional Shareholder engages, such Institutional Shareholder shall, and shall cause its Affiliates to, use its reasonable best efforts to implement appropriate internal controls to protect Confidential Information in a manner consistent with the obligations of such Institutional Shareholder pursuant to Section 6.01.

Section 6.04. Purchases by Institutional Shareholders. No Institutional Shareholder or any of its Affiliates shall purchase or otherwise acquire any Company Securities without the prior written consent of the other Institutional Shareholders.

ARTICLE 7

TERMINATION

Section 7.01. Termination. (a) The provisions of this Agreement shall terminate as follows:

(i) the provisions of Article 3 and Article 4 shall terminate with respect to the Quadrangle Entities at such time as the Pro Rata Share of the Quadrangle Entities is less than 10%;

(ii) the provisions of Article 3 and Article 4 shall terminate with respect to the GA Entities at such time as the Pro Rata Share of the GA Entities is less than 10%;

(iii) the provisions of Article 3 shall terminate with respect to the Management Shareholders at such time as the Pro Rata Share of Quadrangle Entities is less than 10% and the Pro Rata Share of GA Entities is less than 10%;

(iv) Section 3.04 shall terminate upon the two year anniversary of the IPO;

(v) the provisions of Article 2 shall terminate at such time as the Pro Rata Share of Quadrangle Entities is less than 5% and the Pro Rata Share of GA Entities is less than 5%; and

(vi) Any Shareholder that ceases to own any Company Securities as a result of Transfers in compliance with this Agreement shall cease to be bound by the terms hereof (i) other than Sections 5.05, 5.06, 5.07, 5.08 and 5.10 applicable to such Shareholder with respect to any offering of Registrable Securities completed before the date such Shareholder ceased to own any Company Securities and (ii) Section 6.01 and Article 8.

(b) Termination of this Agreement shall not relieve any party from any liability for the breach of any obligations set forth in this Agreement prior to such termination.

ARTICLE 8

MISCELLANEOUS

Section 8.01. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof.

Section 8.02. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 8.03. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Securities or otherwise, except that any Permitted Transferee acquiring Company Securities and any Person acquiring Company Securities who is required by the terms of this Agreement to become a party hereto shall (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit A hereto and shall thenceforth be a “Shareholder”. Any Shareholder who ceases to own any Company Securities shall cease to be bound by the terms hereof (other than as provided for in Section 7.01(a)(vi)). Notwithstanding the terms of any employment agreement or stock purchase, option, stock option or other compensation plan of the Company or any Subsidiary, any awards or Company Securities granted to a Person on the exercise or settlement of awards pursuant to such agreements or plans shall be subject to this Agreement only to the extent that such Person is a Management Shareholder.

Section 8.04. Waiver; Amendment. No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company and each Institutional Shareholder; provided that any amendment or modification of this Agreement that would materially adversely and disproportionately affect the Management Shareholders relative to the Institutional Shareholders may be effected only with the consent of Management Shareholders holding more than 50% of the outstanding Common Shares held by all Management Shareholders at the time of such proposed amendment or modification.

Section 8.05. Consent. The parties hereto consent to the amendment and restatement of the Existing Shareholders Agreement as set forth in the Second Amended and Restated Shareholders Agreement and the parties hereto shall be released from any obligations under the Existing Shareholders Agreement.

Section 8.06. Notices. All notices, requests and other communications to any party shall be in writing (including facsimile transmissions) and shall be given,

if to the Company to:

Dice Holdings, Inc.

3 Park Avenue

New York, New York 10016

Attention: Brian Campbell

Fax: 212-448-6605

if to any of the Quadrangle Entities, to:

Quadrangle Capital Partners II LP

375 Park Avenue

New York, NY 10152

Attention: Kimberley Carlson

Fax: (212) 418-1780

with a copy to:

Davis Polk & Wardwell

450 Lexington Avenue

New York, NY 10017

Attention: Phillip R. Mills

Fax: (212) 450-3800

if to any of the GA Entities, to:

General Atlantic LLC

c/o General Atlantic Service Corporation

3 Pickwick Plaza

Greenwich, CT 06830

Attention: Mathew Nimetz

Fax: 203-618-9207

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Douglas A. Cifu

Fax: 212-492-0436

if to a Management Shareholder, to the address or facsimile number set forth on the signature pages hereto with respect to such Management Shareholder.

All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions.

Any Person who becomes a Shareholder shall provide its address and fax number to the Company, which shall promptly provide such information to each Management Shareholder.

Section 8.07. Fees and Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided that the Company or its Subsidiaries shall pay all out-of-pocket costs and expenses of the Institutional Shareholders, including the reasonable fees and expenses of counsel, incurred in connection with the preparation of this Agreement or any amendment or waiver hereof or thereof, and the transactions contemplated hereby and thereby and all matters related hereto and thereto. Neither Institutional Shareholder shall be entitled to receive any management, monitoring, financing or other fee from the Company.

Section 8.08. Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

Section 8.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

Section 8.10. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws rules of such state.

Section 8.11. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.12. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 8.13. Consent to Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the District of Delaware or any Delaware state court sitting in Delaware, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the nonexclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.06 shall be deemed effective service of process on such party.

Section 8.14. Severability. If one or more provisions of this Agreement are held to be unenforceable to any extent under applicable law, such provision shall be interpreted as if it were written so as to be enforceable to the maximum possible extent so as to effectuate the parties’ intent to the maximum possible extent, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the maximum extent permitted by law.

Section 8.15. Recapitalization. If any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Company Securities by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the Company Securities or any other change in capital structure of the Company, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as fairly and equitably to preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

Section 8.16. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities that is inconsistent with, or grants rights superior to the rights granted to the Shareholders pursuant to, this Agreement.

[Remainder of page intentionally left blank; signature pages begin on the next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE COMPANY:

DICE HOLDINGS, INC.

By:
Name:
Title:

QUADRANGLE ENTITIES:

QUADRANGLE CAPITAL PARTNERS II LP

By:	Quadrangle GP Investors II LP, as its General Partner

By:	QCP GP Investors II LLC, as its General Partner

By:
Name:
Title:

QUADRANGLE SELECT PARTNERS II LP

By:	Quadrangle GP Investors II LP, as its General Partner

By:	Quadrangle GP Investors II LLC, as its General Partner

By:
Name:
Title:

QUADRANGLE CAPITAL PARTNERS II-A LP

By:	Quadrangle GP Investors II LP, as its General Partner

By:	Quadrangle GP Investors II LLC, as its General Partner

By:
Name:
Title:

GA ENTITIES:

GENERAL ATLANTIC PARTNERS 79, L.P.

By:	General Atlantic LLC, its General Partner

By:
Name:
Title:

GAPSTAR, LLC

By:	General Atlantic LLC, its Sole Member

By:
Name:
Title:

GAP-W, LLC

By:	General Atlantic LLC, its Manager

By:
Name:
Title:

GAP COINVESTMENTS III, LLC

By:
Name:
Title:

GAP COINVESTMENTS IV, LLC

By:
Name:
Title:

GAPCO GMBH & CO. KG

By:	GAPCO MANAGEMENT GMBH, its General Partner

By:
Name:
Title:

MANAGEMENT SHAREHOLDERS:

Name (print):

Address/Fax for Notices:

EXHIBIT A

JOINDER TO INSTITUTIONAL AND MANAGEMENT

SHAREHOLDERS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Institutional and Management Shareholders Agreement dated as of [                    ], 2007 (the “Institutional and Management Shareholders Agreement”) among Dice Holdings, Inc., Quadrangle Capital Partners II LP, Quadrangle Select Partners II LP, Quadrangle Capital Partners II-A LP, General Atlantic Partners 79, L.P., Gapstar, LLC, GAP-W, LLC, GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC and GAPCO GmbH & Co. KG and the other parties listed on the signature pages thereof, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Institutional and Management Shareholders Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Institutional and Management Shareholders Agreement as of the date hereof and shall have all of the rights and obligations of a “Shareholder” thereunder as if it had executed the Institutional and Management Shareholders Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:                          ,

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices: